EXHIBIT 2

AUDITORS’ REPORT

To the Shareholders of

Oncolytics Biotech Inc.

We have audited the balance sheets of Oncolytics Biotech Inc. as at December 31, 2006 and 2005 and the statements of loss and deficit and cash flows for each of the years in the three year period ended December 31, 2006 and for the cumulative period from inception on April 2, 1998. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2006 and 2005 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2006 and the cumulative period from inception on April 2, 1998 in accordance with Canadian generally accepted accounting principles.

Calgary, Canada

February 23, 2007	Chartered Accountants